4K-690 DC CS 55

MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1. **Type or print in black ink.**
2. **There is a $35.00 fee** payable to the Secretary of State for filing this "Amendment of Articles of Incorporation".
3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

Simmetech Inc.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days **after** filing with the Secretary of State.

07/14/03

Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert **full text of newly amended article(s)** indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ____.)

ARTICLE III

3.01 The aggregate number of shares of stock which this corporation shall have the authority to issue is 100,000,000 shares.

The sections 3.02 through 3.06 of article III shall remain the same.

This amendment has been approved pursuant to *Minnesota Statutes chapter 302A or 317A*. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

(Signature of Authorized Person)

Name and telephone number of contact person: Robert M. Wasson (612) 232-7773

Please print legibly

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
JUL 14 2003
Mary Kiffmeyer
Secretary of State

If you have any questions please contact the Secretary of State's office at **(651)296-2803**.

RETURN TO: Secretary of State, Business Services Division
180 State Office Bldg., 100 Rev. Dr. Martin Luther King Jr. Blvd
St. Paul, MN 55155-1299, (651)296-2803

Make Check Payable to the "Secretary of State". Your cancelled Check is your receipt.

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

The Secretary of State's Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance, or political opinions or affiliations in employment or the provision of services. This document can be made available in alternative formats, such as large print, Braille or audio tape, by calling (651)296-2803/Voice. For TTY communication, contact the Minnesota Relay Sevice at 1-800-627- 3529 and ask them to place a call to (651)296-2803.

bus4 Rev. 3-03